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                                                                      EXHIBIT 24



                               POWER OF ATTORNEY




     We, the undersigned directors of Dayton General Systems, Inc., hereby appoint Thomas C. Haas and Jay G. Pollack, Ph.D., or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our names and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with a Registration Statement on Form SB-2 or any amendment thereto to be filed in connection with the corporation's initial public offering of securities including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, any and all amendments to such Registration Statement, and we hereby ratify and confirm all that said attorneys and agents, or each of them, shall do or cause to be done by virtue thereof.



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons as of the 6th day of November, 1997, in the capacities indicated:




      Signature                                   Title
      ---------                                   -----




/s/ Thomas C. Haas                      Chairman of the Board
---------------------------
Thomas C. Haas




/s/ Edward T. Hurd                      Director
---------------------------
Edward T. Hurd





---------------------------             Director
William R. Winkler